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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                   State or Other
                                                   Jurisdiction of   Percentage
                                                     Incorporation   Ownership
                                                     -------------   ---------
Parent
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First Federal Bancorporation                       Minnesota            N/A


Subsidiary (1)
----------

First Federal Bank                                 United States        100%


Subsidiaries of First Federal Bank (1)
----------------------------------

First Federal Service Corporation                  Minnesota            100%


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(1)  The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as an exhibit.